SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest eventreported) August 6, 2001
                             MDI ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                       0-24919                        73-1515699
  (State or Other Jurisdiction (Commission File Number)      (I.R.S. Employer
   of Incorporation)                                         Identification No.)

                                 201 Ann Street
                           Hartford, Connecticut 06103

                         (Address of principal executive
                           offices including zip code)

                                 (860) 527-5359

                         (Registrant's telephone number,
                              including area code)


                                      N.A.
          (Former name or former address, if changed since last report)


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This Form 8-K contains forward-looking statements. Such statements involve various risks that may cause actual results to differ materially from those expressed in such forward looking statements. These risks and uncertainties include risks detailed from time to time in MDI Entertainment, Inc.'s filings with the Securities and Exchange Commission including, but not limited to, those described in the Form 10-KSB and Form 10-KSB/A filed on April 2, 2001 and April 25, 2001, respectively.

Item 5: Other Events

Oxford

        Due to the refusal by Oxford International, Inc. to honor our right to exchange the securities we received from Oxford for the Series C Preferred Stock we issued to Oxford in connection with our proposed financing, previously disclosed in our Forms 8-K filed on May 1, 2001, May 2, 2001, July 16, 2001, July 24, 2001 and July 31, 2001, we filed a Motion
For Temporary Restraining Order and Preliminary Injunction and a Verified Complaint in the United States District Court of the District of Maryland on August 6, 2001 against Oxford and its principal, Gregory C. Dutcher.

        We asked the court to enter an Order and Decree to the effect that Oxford and Mr. Dutcher (and their officers, agents, servants, employees, attorneys and any persons in active concert or participation with them) shall not transfer, alienate, sell, gift, pledge without giving notice of our right to exchange, hypothecate, give, grant an option as to, or otherwise dispose in any way any of our shares of stock that we transferred to Oxford. In addition, we requested the court to set a date for a Preliminary Injunction maintaining such an Order and Decree, or alternatively, entering a mandatory injunction causing the parties to exchange our stock for the securities we received from Oxford.

        The court held a telephone conference on August 6, 2001. During the telephone conference, according to the order, Mr. Dutcher stated that he had no intention of disposing of our stock within the next 20 days. At 4:00 p.m. on August 6, 2001, the court ordered, among other things, that Oxford and Mr. Dutcher, and their officers, agents, servants, employees, attorneys, and any person in active concert or participation with them, shall not transfer or otherwise dispose in any way of any shares of our stock that were transferred to Oxford by us. The Temporary Restraining Order issued by the court will expire at 5 p.m. on August 16, 2001, unless within such time the order is extended for good cause, or unless Oxford and Mr. Dutcher consent to an extension. A copy of the Temporary Restraining Order has been forwarded to Prudential Securities Inc., whom we believe has physical possession of the Series C Preferred shares involved in this order.

        In our Verified Complaint, we alleged claims of federal and state securities fraud and common law fraud, claims of misrepresentation and breach of contract, and other claims. We asked for remedies including specific performance that Oxford and Mr. Dutcher transfer our stock to us, rescission, monetary damages and injunctive relief, as referenced above.

        As these actions represent an unwinding of the equity transaction with Oxford, the Form 8-K that was filed on May 1, 2001, presenting a Pro Forma Consolidated Balance Sheet is no longer applicable. Therefore, the Pro
Forma total shareholders' equity of $2,706,947 as of March 31, 2001 that was presented in the Form 8-K of May 1, 2001, would have been a shareholders' deficit of $(212,053) as of March 31, 2001 without this transaction.



     Management Changes

     On August 6, 2001, we received a letter of resignation from Mr. Jonathan Betts wherein he resigned as our Executive Vice President of Finance. Coincidental with Mr. Betts' resignation, Mr. Kenneth M. Przysiecki, our Chief Financial Officer, was named our Senior Vice President of Accounting and Administration and, on an interim basis, will assume the responsibilities previously performed by Mr. Betts. A committee led by one of our independent directors, Mr. William G. Malloy, has been authorized to conduct a search for a full time Chief Financial Officer.

     Item 7: Financial Statements and Exhibits

(c)      Exhibits

     Exhibit No.           Description

     99.1                  Temporary Restraining Order, dated August 6, 2001
     99.2                  Resignation Letter from Mr. Jonathan Betts, dated
                           August 6, 2001.

                                                  SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MDI ENTERTAINMENT, INC.
                                         (Registrant)


     Dated   August 8, 2001              By: /s/ Steven M. Saferin
          --------------              --------------------------------
                                         Steven M. Saferin
                                         President and Chief Executive Officer

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                                                                  EXHIBIT INDEX

Exhibit No.      Description

99.1     Temporary Restraining Order, dated August 6, 2001
99.2     Resignation Letter from Mr. Jonathan Betts, dated August 6, 2001.

EXHIBIT 99.1
TEMPORARY RESTRAINING ORDER, DATED AUGUST 6, 2001


                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF MARYLAND

MDI ENTERTAINMENT

v.                                                   CIVIL NO. L-01-2313

GREGORY C. DUTCHER, ET AL.


                                      ORDER

The Court held a telephone conference on August 6, 2001 on Plaintiff's Motion for a Temporary Restraining Order and Preliminary Injunction. Mr. Dutcher and Mr. Applebaum, counsel for the Plaintiff, participated in the telephone conference. During the telephone call, Mr. Dutcher stated that he had no intention of disposing the MDI Entertainment stock within the next 20 days. In addition, the Court has considered the Plaintiff's memorandum of law in support of its Motion for a Temporary Restraining Order and Preliminary Injunction, and has determined that Plaintiff will suffer immediate and irreparable injury before a hearing can be had on Plaintiff's Motion for a Preliminary Injunction. Accordingly, it is hereby ORDERED that:

(1) Defendants, and their officers, agents, servants, employees, attorneys, and any persons in active concert or participation with them, shall not transfer or otherwise dispose in any way of any shares of stock of MDI Entertainment, Inc. that were transferred to Oxford International, Inc. by MDI Entertainment, Inc.

(2) Plaintiff is not required to post bond or other security;

(3) Although Mr. Dutcher agreed that he would not dispose of MDI stock within the next 20 days, this does not constitute an admission of wrongdoing;

(4) The parties should contact the Chambers of the Honorable Andre Davis to schedule a hearing for Plaintiff's Motion for a Preliminary Injunction; and

(5) The Temporary Restraining Order issued herein will expire at 5 p.m. on August 16, 2001, unless within such time the Order is extended for good cause show, or unless the Defendants consent to an extension.

 It is so ORDERED this 6th day of August, 2001.
 AT 4:00 pm.

                                                    /s/Benson Everett Legg
                                                    Benson Everett Legg
                                                    United States District Judge

EXHIBIT 99.2
RESIGNATION LETTER OF MR.JONATHAN BETTS, DATED AUGUST 6, 2001.

                                Jonathan D. Betts
                                 14 Clover Lane
                                Madison, CT 06443

                                                                 August 6, 2001
Dear Steve:

I am glad that we had the opportunity to get together this morning and discuss the issues facing the company in its relationship with both Gregory Dutcher/Oxford and NASDAQ. Please let me know what I can do to assist your legal efforts against Dutcher and Oxford.

I also understand and appreciate the discomfort felt by NASDAQ and now by MDI, as to my dual roles with the company. Although how ironic, as I believe the shareholders perceived my close involvement beneficial to their Company.

As we discussed when I assumed the position of Executive Vice President-Finance, this was a temporary assignment only to take us through the companies turnaround at which time a new Chief Financial Officer with a finance background would be retained and I would revert to my role as an advisor through Venture Partners.

However, I do believe the time is now right for me to submit my resignation as Executive Vice President effective immediately. I enjoyed working in that capacity and look forward to continuing to work with the company in my position at Venture Partners.


                                               Best personal regards,

                                               /s/ Jonathan D. Betts
                                               ---------------------
                                               Jonathan D. Betts